UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

BIORESTORATIVE THERAPIES, INC.
 (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies: not applicable

2)	Aggregate number of securities to which transaction applies: not applicable

3)
Per unit price or other underlying value of transaction computed pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

not applicable

4)	Proposed maximum aggregate value of transaction: not applicable

5)	Total fee paid: not applicable

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

BIORESTORATIVE THERAPIES, INC.
40 Marcus Drive, Suite One
Melville, New York 11747

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 8, 2020

To the Stockholders of BioRestorative Therapies, Inc.:
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of BioRestorative Therapies, Inc., a Delaware corporation (the “Company”), will be held on January 8, 2020 at 90 Merrick Avenue, 9th Floor, East Meadow, New York, at 9:30 a.m., local time, for the following purposes:

1.	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 2,000,000,000.

2.
To approve an amendment to the Company’s 2010 Equity Participation Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 20,000,000 to 100,000,000.

3.
To approve amendments to the Certificate of Incorporation of the Company, and authorize the Board of Directors of the Company to select and file one such amendment, to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-2 and not more than 1-for-1500, with the Board of Directors of the Company having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Company’s Board of Directors in its discretion (the “Reverse Stock Split Proposal”), which Revenue Stock Split Proposal revises the reverse stock split ratio approved by the Company’s stockholders on November 13, 2019.

4.
To authorize the Board of Directors of the Company, in the event the Reverse Stock Split Proposal is approved, in its discretion, to reduce the number of shares of common stock authorized to be issued by the Company in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the reverse split (or a lesser decrease in authorized shares of common stock as determined by the Company’s Board of Directors in its discretion).

5.
To authorize the adjournment of the meeting to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the meeting to approve any or all of the foregoing proposals.

No other business may be conducted at the meeting except as required by law.

Only stockholders of record at the close of business on December 13, 2019 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Important notice regarding the availability of Proxy Materials: The proxy statement (including the appendix thereto) is available electronically to the Company’s stockholders of record as of the close of business on December 13, 2019 at www.proxyvote.com.

Mark Weinreb
Chief Executive Officer
Melville, New York
December 24, 2019

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR YOUR ENCLOSED PROXY CARD. ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

BIORESTORATIVE THERAPIES, INC.
40 Marcus Drive, Suite One
Melville, New York 11747
____________________________

PROXY STATEMENT
____________________________

SOLICITING, VOTING AND REVOCABILITY OF PROXY
This proxy statement is being mailed and made available to all stockholders of record at the close of business on December 13, 2019 in connection with the solicitation by our Board of Directors of proxies to be voted at the Special Meeting of Stockholders to be held on January 8, 2020 at 9:30 a.m., local time, or any adjournment thereof.  Proxy materials for the Special Meeting of Stockholders will be mailed and made available to stockholders on or about December 24, 2019.
All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies. Proxies so received without specified instructions will be voted as follows:
(i)	FOR the proposal to amend our Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 2,000,000,000.
(ii)
FOR the proposal to approve an amendment to our 2010 Equity Participation Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 20,000,000 to 100,000,000.

(iii)
FOR the proposal to approve amendments to our Certificate of Incorporation, and the authorization of our Board of Directors to select and file one such amendment, to effect a reverse stock split of our common stock at a ratio of not less than 1-for-2 and not more than 1-for-1500, with our Board of Directors having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by our Board of Directors in its discretion (the “Reverse Stock Split Proposal”), which Reverse Stock Split Proposal revises the reverse stock split ratio approved by the Company’s stockholders on November 13, 2019.

(iv)
FOR the proposal to authorize our Board of Directors, in the event the Reverse Stock Split Proposal is approved, in its discretion, to reduce the number of shares of common stock authorized to be issued by us in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the reverse split (or a lesser decrease in authorized shares of common stock as determined by our Board of Directors in its discretion).

(v)
FOR the proposal to adjourn the meeting to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the meeting to approve any or all of the foregoing proposals.

If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited under the current rules of the New York Stock Exchange from voting your shares on “non-routine” matters. This is commonly referred to as a “broker non-vote”.  Proposals 1, 3 and 4 are each considered a routine matter.  Proposals 2 and 5 are each considered a “non-routine” matter and therefore may not be voted on by your bank or broker absent specific instructions from you. Please instruct your bank or broker so your vote can be counted.

The total number of shares of common stock outstanding and entitled to vote as of the close of business on December 13, 2019 was 41,711,905.  The shares of common stock are the only class of securities entitled to vote on matters presented to our stockholders, each share being entitled to one vote.  The holders of one-third of the shares of common stock outstanding as of the close of business on December 13, 2019, or  13,903,969 shares of common stock, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.
Stockholders may expressly abstain from voting on Proposals 1, 2, 3, 4 and 5 by so indicating on the proxy. Abstentions are counted as present in the tabulation of votes on Proposals 1, 2, 3, 4 and 5.  Since Proposals 1, 3 and 4 require the affirmative approval of a majority of the shares of common stock outstanding and entitled to vote (assuming a quorum is present at the meeting), abstentions, as well as broker non-votes, will have the effect of a negative vote.  Since Proposals 2 and 5 require the affirmative approval of a majority of the outstanding shares of common stock present in person or represented by proxy at the meeting and entitled to vote (assuming a quorum is present at the meeting), abstentions will have the effect of a negative vote while broker non-votes will have no effect.
Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended proxies should be sent to us at 40 Marcus Drive, Suite One, Melville, New York 11747, Attention: Corporate Secretary. Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.
The proxy is being solicited by our Board of Directors. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares. Solicitations will be made primarily by Internet availability of proxy materials and by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, fax, email or text without special compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock, as of December 13, 2019, known by us, through transfer agent records, to be held by: (i) each director, (ii) each person listed as a named executive officer in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, (iii) each person who beneficially owns more than 5% of the shares of common stock outstanding as of December 13, 2019; and (iv) all of our directors and executive officers as a group.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To our knowledge, and unless otherwise indicated, each shareholder has sole voting power and investment power over the shares listed as beneficially owned by such shareholder, subject to community property laws where applicable. Percentage ownership is based on 41,711,905 shares of common stock outstanding as of December 13, 2019.

Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percent of Class
Dale Broadrick 3003 Brick Church Pike Nashville, Tennessee	15,357,741 (1)	32.6%
SCG Capital, LLC Steven Geduld 21200 NE 38th Avenue Aventura, Florida	2,666,185 (2)	6.3%
John M. Desmarais 230 Park Avenue New York, New York	2,096,240 (3)	4.8%
Mark Weinreb 40 Marcus Drive, Suite One Melville, New York	1,344,834 (4)	3.1%
A. Jeffrey Radov	565,500 (5)	1.3%
Paul Jude Tonna	492,850 (6)	1.2%
Robert B. Catell	363,732 (7)	*
Francisco Silva	312,392 (8)	*
Charles S. Ryan	309,334 (9)	*
Robert Paccasassi	63,334 (10)	*
Adam Bergstein	2	*
All directors and executive officers as a group (10 persons)	5,992,267(11)	12.8%
_____________________
*	Less than 1%

(1)	Based upon Schedule 13D filed with the SEC. Includes 5,444,444 shares of common stock issuable upon the exercise of currently exercisable warrants.

(2)
Based upon Schedule 13G filed with the SEC and other information known to us.  Includes 630,548 shares of common stock issuable upon the conversion of a currently convertible note. The shares and convertible note are owned directly by SCG Capital, LLC (“SCG”). Steven Geduld as President of SCG has an indirect beneficial ownership in the securities held by SCG.

(3)
Based upon Schedule 13D filed with the SEC and other information known to us. Includes 1,602,842 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days (including warrants for the purchase of 40,000 shares of common stock held by a trust for which Mr. Desmarais and his wife serve as the trustees and which was established for the benefit of his immediate family).

(4)	Includes 1,227,834 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(5)	Includes 541,000 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(6)	Includes 369,000 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

(7)	Includes 282,866 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

(8)
Includes (i) 12,116 shares of common stock held in an individual retirement account for the benefit of Mr. Silva and (ii) 244,318 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(9)	Includes 266,417 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

(10)	Represents shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(11)	Includes 4,991,662 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

PROPOSAL 1: AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has adopted resolutions approving and submitting to a vote of the stockholders an amendment to Article FOURTH of our Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 2,000,000,000.

Our Board of Directors believes that the availability of additional authorized shares of common stock will provide us with the flexibility in the future to issue shares of our common stock (i) for general corporate purposes, including raising additional capital and settling outstanding obligations, (ii) in connection with present and future employee benefit programs, (iii) in connection with the establishment of reserves with regard to the conversion of indebtedness and (iv) in connection with acquisitions of companies or assets. We have no definitive plans, arrangements or understandings, whether written or oral, to issue any of the common stock that will be newly available following the approval of this proposal by our stockholders except as discussed below.

Our Board of Directors will determine whether, when and on what terms the issuance of shares of our common stock may be warranted in connection with any future actions. No further action or authorization by our stockholders will be necessary before the issuance of the additional shares of our common stock authorized under our Certificate of Incorporation, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of any stock market or exchange on which our common stock may then be listed.

Our Certificate of Incorporation currently authorizes the issuance of 300,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of December 13, 2019, there were 41,711,905 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, as of  December 13, 2019, 13,382,890 shares of common stock were issuable upon the exercise of outstanding options and warrants and 258,167,451 shares of common stock were reserved for issuance in connection with the conversion of outstanding promissory notes.  Due to the significant number of shares of common stock reserved for issuance in connection with the conversion of outstanding promissory notes, we may be unable to issue any common stock or securities that are convertible into common stock unless concurrently certain outstanding promissory notes are paid in full and the reserve for issuance upon conversion of such notes into common stock is terminated or our authorized common stock is increased.

If the increase in the number of authorized shares of common stock is approved by our stockholders, we intend to seek to raise additional capital through the issuance of our common stock and/or securities convertible into our common stock in one or more private placement transactions.  We intend to use the proceeds of any such transaction to repay outstanding indebtedness, commence our contemplated clinical trial with respect to BRTX-100, our lead product candidate, engage in research and development activities with regard to our metabolic ThermoStem Program and for general corporate and working capital purposes.  There are no definitive agreements, arrangements or understandings in place with regard to any such private placements and no assurances can be given that any such transactions will be consummated on commercially reasonable terms or otherwise.  The foregoing is not an offering to sell our securities or solicitation of an offer to purchase our securities.  Any such offering will be made pursuant to a separate offering document.

Although our Board has no current plans to utilize the additional authorized shares of common stock to entrench present management, it may, in the future, be able to use the additional common stock as a defensive tactic against hostile takeover attempts. The authorization of such additional common stock will have no current anti-takeover effect. No hostile take-over attempts are, to our management’s knowledge, currently threatened. There are no provisions in our Certificate of Incorporation or bylaws or other material agreements to which we are a party that would, in our management’s judgment, have a significant anti-takeover effect; however, our Certificate of Incorporation provides for a classified Board of Directors and our bylaws contain certain advance notification requirements for nominations of persons for election to our Board and proposals by stockholders at our annual meeting of stockholders.  In addition, as indicated above, we are authorized to issue up to 20,000,000 shares of preferred stock.  Although our Board has no current plans to utilize the shares of preferred stock to entrench present management, it may, in the future, be able to use the preferred stock as a defensive tactic against hostile takeover attempts.  Further, our Certificate of Incorporation and by-laws contain certain provisions that may delay or prevent takeover attempts.  Such provisions include the requirement that special meetings of our stockholders be called only by our Board of Directors or the Chairman of the Board, stockholders are not permitted to act by written consent unless otherwise approved by our Board of Directors, and supermajority voting requirements to remove members of our Board of Directors, amend our by-laws and amend certain provisions of our Certificate of Incorporation.

The relative rights and limitations of the common stock would remain unchanged under the amendment. Our stockholders do not currently possess, nor upon the approval of the proposed authorized share increase will they acquire, preemptive rights, that would entitle such persons, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, our securities. Therefore, the proposed increase in authorized shares of common stock could result in the dilution of the ownership interest of existing stockholders upon future issuances.

Vote Required

The approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock requires the affirmative vote of stockholders who hold a majority of the outstanding shares of common stock entitled to vote.

Recommendation

The Board of Directors recommends a vote FOR approval of the proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 2,000,000,000.

PROPOSAL 2:  AMENDMENT TO THE COMPANY'S
2010 EQUITY PARTICIPATION PLAN

Our Board of Directors has approved an amendment to our 2010 Equity Participation Plan (the "Plan") to increase the number of shares of common stock authorized to be issued thereunder from 20,000,000 100,000,000.  The amendment to the Plan is being submitted to the stockholders for approval.

The Plan was originally adopted by our Board on November 17, 2010. Pursuant to the Plan, up to 100,000 shares of common stock were initially authorized to be issued.  Stockholder approval of the Plan was obtained effective as of December 15, 2010.  Between March 2011 and May 2019, our Board and stockholders have approved, from time to time, increases in the number of shares authorized to be issued under the Plan to 20,000,000. On December 12, 2019, our Board increased the number of shares authorized to be issued under the Plan from 20,000,000 to 100,000,000, subject to stockholder approval.

As of December 13, 2019, options for the purchase of 4,874,618 shares of common stock (net of cancellations) had been granted pursuant to the Plan.  In addition, as of such date, 45,000 shares of restricted stock had been granted pursuant to the Plan and 15,080,382 shares were reserved for future grants under the Plan (without giving effect to the amendment to the Plan increasing the number of shares authorized to be issued under the Plan to 100,000,000).  See "Plan Benefits" below for additional details.

The Plan plays an important role in our efforts to attract and retain employees of outstanding ability and to align the interests of employees with those of the stockholders through increased stock ownership.  In order to continue to provide appropriate equity incentives to employees in the future, our Board has approved an increase in the number of authorized shares under the Plan.  As discussed below, the Plan is also designed to provide incentives to our non‑employee directors, consultants and advisors.

The following statements include summaries of certain provisions of the Plan.  The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the Plan, a copy of which is available at our offices.

Purpose

The purpose of the Plan is to advance our interests by inducing individuals or entities of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, us by encouraging and enabling eligible employees, non-employee directors, consultants and advisors to acquire proprietary interests in our company, and by providing the participating employees, non-employee directors, consultants and advisors with an additional incentive to promote our success.

Administration

The Plan provides for its administration by the Board of Directors or by a Committee (the "Committee") consisting of at least two persons chosen by the Board each of whom is intended to be an "outside independent director" to the extent required by the rules and regulations of any established stock market exchange or national market system, including, without limitation, The Nasdaq Stock Market, and an "outside director" to the extent required by Section 162(m) of the Internal Revenue Code of 1986 (the "Code").  The following discussion of the Plan assumes that the Plan is administered by the Committee.

The Committee has authority (subject to certain restrictions) to select from the group of eligible employees, non-employee directors, consultants and advisors the individuals or entities to whom awards will be granted under the Plan, and to determine the times at which awards will be granted and the terms of such grants.  The Committee is authorized to interpret the Plan and the interpretation and construction by the Committee of any provision of the Plan or of any award granted under the Plan shall be final and conclusive. The receipt of awards under the Plan by directors or any members of the Committee shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.

Eligibility

Subject to certain limitations as set forth in the Plan, options to purchase shares may be granted thereunder to persons or entities who, in the case of incentive stock options, are employees of our company or, in the case of nonstatutory stock options, are employees or non‑employee directors of, or certain consultants or advisors to, our company.  Subject to certain limitations as set forth in the Plan, restricted stock, stock appreciation rights, and stock bonus awards may be granted thereunder to persons or entities who are employees or non-employee directors of, or certain consultants or advisors to, us.

As of December 13, 2019, nine employees, five non-employee directors, eight members of our Scientific Advisory Board and persons providing certain consulting services to us were eligible to receive awards under the Plan.

Options

Nature of Options

The Committee may grant options under the Plan which are intended to either qualify as "incentive stock options" within the meaning of Section 422 of the Code or not so qualify.  We refer to options that do not so qualify as "nonstatutory stock options." The Federal income tax consequences relating to the grant and exercise of incentive stock options and nonstatutory stock options are described below under "Federal Income Tax Consequences."

Option Price

The option price of the shares subject to an incentive stock option or a nonstatutory stock option may not be less than the fair market value (as such term is defined in the Plan) of the common stock on the date upon which such option is granted.  In addition, in the case of a recipient of an incentive stock option who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of our stock or of a parent or of any of our subsidiaries, the option price of the shares subject to such option must be at least 110% of the fair market value of the common stock on the date upon which such option is granted.

On December 12, 2019, the last reported sale price for our common stock on the OTCQB Market was $0.02  per share.

Exercise of Options

An option granted under the Plan shall be exercised by the delivery by the holder to our Secretary at our principal office of a written notice of the number of shares with respect to which the option is being exercised. The notice must be accompanied, or followed within ten days, by payment of the full option price of such shares which must be made by the holder's delivery of (i) a check in such amount, (ii) previously acquired common stock, the fair market value of which shall be determined as of the date of exercise, or (iii) if provided for in a stock option agreement pursuant to which the option is granted, and subject to applicable law, a check in an amount equal to the par value of the common stock being acquired and a promissory note in an amount equal to the balance of the exercise price, or a combination of (i), (ii) and (iii).  Alternatively, if provided for in the award agreement, the holder may elect to have us reduce the number of shares otherwise issuable by a number of shares having a fair market value equal to the exercise price of the option being exercised (a "Net Exercise").

Duration of Options

No incentive stock option granted under the Plan shall be exercisable after the expiration of ten years from the date of its grant. However, if an incentive stock option is granted to a 10% stockholder, the option shall not be exercisable after the expiration of five years from the date of its grant.

Nonstatutory stock options granted under the Plan shall be exercisable for a period of up to ten years from the date of their grant.

Reload Options

The Committee may grant options with a reload feature.  A reload feature shall only apply when the option price is paid by delivery of common stock or by having us reduce the number of shares otherwise issuable to a grantee (in the case of a Net Exercise).  A reload stock option will cover the number of shares tendered in payment of the exercise price (or not issued in the case of a Net Exercise) and will have a per share exercise price not less than the fair market value of the common stock on the date of grant of the reload stock option and, with respect to incentive stock options granted to 10% stockholders, 110% of the fair market value of a share of common stock on the date of grant of the reload option. The term of the reload option shall be equal to the remaining option term of the option which gave rise to the reload option.

Non-Transferability

Options granted under the Plan are not transferable otherwise than by will or the laws of descent and distribution and such options are exercisable, during a holder's lifetime, only by the grantee; provided, however, that a nonstatutory stock option granted under the Plan may, upon the approval of the Committee be transferred in whole or in part during a grantee's lifetime to certain family members of a grantee through a gift or domestic relations offer.

Death, Disability or Termination of Employment

Subject to the terms of the agreement pursuant to which the options are granted, if the employment of an employee or the services of a non-employee director, consultant or advisor shall terminate other than by reason of death or disability, such option may be exercised at any time within three months after such termination, but in no event after the expiration of the option.

Subject to the terms of the agreement pursuant to which the options are granted, if an option holder under the Plan (i) dies while employed by us or while serving as a non‑employee director of, or consultant or advisor to, us, or (ii) dies within three months after the termination of his employment or services for any reason, then such option may be exercised by the estate of the employee, non‑employee director, consultant or advisor, or by a person who acquired such option by bequest or inheritance from the deceased option holder, at any time within one year after his death.

Subject to the terms of the stock option agreement pursuant to which the options are granted, if the holder of an option under the Plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non‑employee director of, or consultant or advisor to, us, then such option may be exercised at any time within one year after his termination of employment, termination of directorship, or termination of consulting or advisory arrangement or agreement due to the disability.  Notwithstanding the foregoing, in the event we are a party to an employment, consulting or advisory agreement with a holder of an option and such agreement provides for termination of employment or engagement based upon a disability or other incapacity, then, for such holder, a termination of employment or engagement for disability or other incapacity pursuant to the provisions thereof shall be considered to be a termination based upon permanent and total disability.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (an "SAR") to such persons eligible under the Plan as selected from time to time.  SARs shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine.   An SAR entitles the grantee to exercise the SAR, in whole or in part, in exchange for payment of shares of our common stock, cash or a combination thereof, as determined by the Committee, equal in value to the excess of the fair market value of the shares of our common stock underlying the SAR, determined on the date of exercise, over the fair market value of our common stock underlying the SAR on the date of grant.

No SAR granted under the Plan shall be exercisable after the expiration of ten years from the date of its grant.

Restricted Stock Grants

The Committee may grant restricted stock under the Plan to any individual or entity eligible to receive restricted stock. A restricted stock award is an award of shares of our common stock that is subject to certain conditions on vesting and to certain restrictions on transferability.

Shares granted pursuant to a grant of restricted stock shall vest as determined by the Committee.  Except as otherwise provided in the award agreement, a grantee shall forfeit all shares not previously vested, if any, at such time as the grantee is no longer employed by, or serving as a director of, or rendering consulting or advisory services to, us.

In determining the vesting requirements with respect to a grant of restricted stock, the Committee may impose such restrictions on any shares granted as it may deem advisable including, without limitation, restrictions relating to length of service, corporate performance, attainment of individual or group performance goals and federal or state securities laws.  During the period that the restricted stock is unvested, the grantee will be the record owner of the restricted stock and shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so restricted.  However, if any dividends or distributions are paid in shares of our stock, cash and/or other property during an applicable period of restriction, the shares, cash and/or other property deliverable shall be held by us or a third party custodian or trustee and will be subject to the same restrictions as the restricted stock with respect to which they were issued.

No shares granted pursuant to a grant of restricted stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until, and only to the extent that, such shares are vested.

Stock Bonus Grants

The Committee may grant stock bonus awards to such persons eligible under the Plan as the Committee may select from time to time.  Stock bonus awards shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine.  Shares granted pursuant to a stock bonus shall vest as determined by the Committee.  Except as otherwise provided in the award agreement, a grantee shall forfeit the right to receive all shares not previously vested, if any, at such time as the grantee is no longer employed by, or serving as a director of, or rendering consulting or advisory services to, us.

Amendment and Termination

The Plan (but not the options previously granted thereunder) shall terminate on November 17, 2020, ten years from the date that it was adopted by our Board.  Subject to certain limitations, the Plan may be amended or modified from time to time or terminated at an earlier date by our Board or by the stockholders.

Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options granted under the Plan.  These rules are highly technical and subject to change.  The following discussion is limited to the federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States.  The discussion does not address state, local or foreign income tax consequences.

Nonstatutory Stock Options

Under the Code and the Treasury Department Regulations, a nonstatutory stock option does not ordinarily have a readily ascertainable fair market value when it is granted. This rule will apply to our grant of nonstatutory stock options.  Consequently, the grant of a nonstatutory stock option to an optionee will result in neither income to him or her nor a deduction to us.  Instead, the optionee will recognize compensation income at the time he or she exercises the nonstatutory stock option in an amount equal to the excess, if any, of the then fair market value of the shares transferred to the optionee over the option price.  Subject to the applicable provisions of the Code and the Treasury Department Regulations regarding withholding of tax, a deduction will be allowable to us in the year of exercise in the same amount as is includable in the optionee's income.

For purposes of determining the optionee's gain or loss on the sale or other disposition of the shares transferred to him or her upon exercise of a nonstatutory stock option, the optionee's basis in such shares will be the sum of the optionee’s option price plus the amount of compensation income recognized by him or her on exercise.  Such gain or loss will be capital gain or loss and will be long-term or short-term depending upon whether the optionee held the shares for more than one year or one year or less.  No part of any such gain will be an item of tax preference for purposes of the alternative minimum tax.

Incentive Stock Options

Options granted under the Plan which qualify as incentive stock options under Section 422 of the Code will be treated as follows:

Except to the extent that the alternative minimum tax rule described below applies, no tax consequences will result to the optionee or us from the grant of an incentive stock option to, or the exercise of an incentive stock option by, the optionee. Instead, the optionee will recognize gain or loss when he or she sells or disposes of the shares transferred to him or her upon exercise of the incentive stock option.  For purposes of determining such gain or loss, the optionee's basis in such shares will be his or her option price. If the date of sale or disposition of such shares is at least two years after the date of the grant of the incentive stock option, and at least one year after the transfer of the shares to the optionee upon exercise of the incentive stock option, the optionee will realize long-term capital gain treatment upon their sale or disposition.

Generally, we will not be allowed a deduction with respect to an incentive stock option.  However, if an optionee fails to meet the foregoing holding period requirements (a so-called  disqualifying disposition), any gain recognized by the optionee upon the sale or disposition of the shares transferred to him or her upon exercise of an incentive stock option will be treated in the year of such sale or disposition as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over their option price, and in that case we will be allowed a corresponding deduction.

For purposes of the alternative minimum tax, the amount, if any, by which the fair market value of the shares transferred to the optionee upon such exercise exceeds the option price will be included in determining the optionee's alternative minimum taxable income.  In addition, for purposes of such tax, the basis of such shares will include such excess.

To the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options will not be incentive stock options.  In this regard, upon the exercise of an option which is deemed, under the rule described in the preceding sentence, to be in part an incentive stock option and in part a nonstatutory stock option, under existing Internal Revenue Service guidelines, we may designate which shares issued upon exercise of such options are incentive stock options and which shares are nonstatutory stock options.  In the absence of such designation, a pro rata portion of each share issued is to be treated as issued pursuant to the exercise of an incentive stock option and the balance of each share treated as issued pursuant to the exercise of a nonstatutory stock option.

New Plan Benefits

The benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them.

Plan Benefits

The following table sets forth certain information regarding options granted under the Plan (net of forfeitures), as of December 13, 2019, to (i) each person listed in the Summary Compensation Table under Executive Compensation, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, (iv) each nominee for election as a director, (v) each associate of any such directors, executive officers or nominees, (vi) each other person who received 5% of the options granted and (vii) all employees, including current officers who are not executive officers, as a group:

Name and Position	Common Stock Underlying Options Granted	Weighted Average Exercise Price Per Share
Mark Weinreb Chief Executive Officer, President and Chairman of the Board	1,319,500	$0.75
Lance Alstodt Executive Vice President and Chief Strategy Officer	500,000	$0.75
Francisco Silva Vice President of Research and Development	340,650	$0.75
Robert Paccasassi Vice President of Quality and Compliance	110,000	$0.75
Adam D. Bergstein Senior Vice President, Planning and Business Development(1)	-	$-
A. Jeffrey Radov Director	566,000	$0.75
Paul Jude Tonna Director	364,000	$0.75
Charles S. Ryan Director	256,000	$0.75
John M. Desmarais Director	250,000	$0.75

Robert B. Catell Director	219,000	$0.75
Jason Lipetz, M.D. Chair, Disc Advisory Committee Scientific Advisory Board	345,000	$0.50
All current executive officers as a group	2,270,150	$0.75
All current directors who are not executive officers as a group	1,655,000	$0.75
All employees, including all current officers who are not executive officers, as a group	2,494,200	$0.75
____________________
(1)	Mr. Bergstein resigned as an officer on October 28, 2018.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2018 with respect to compensation plans (including individual compensation arrangements) under which our shares of common stock are authorized for issuance, aggregated as follows:

•	All compensation plans previously approved by security holders; and
•	All compensation plans not previously approved by security holders.

Equity Compensation Plan Information

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding options	outstanding options	(excluding securities
	(a)	(b)	reflected in column (a))

Equity compensation plans approved by security holders	4,703,785	$3.21	5,251,215

Total	4,703,785	$3.21	5,251,215
Vote Required

The approval of the amendment to the Plan requires the affirmative vote of stockholders who hold a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote.

Recommendation

The Board of Directors recommends a vote FOR approval of the amendment to the Plan to increase the number of shares authorized to be issued from 20,000,000 to 100,000,000.

PROPOSAL 3:  AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Our Board of Directors has adopted and is recommending that our stockholders approve proposed amendments to our Certificate of Incorporation, and thereby authorize the Board of Directors to select and file one such amendment, to effect a reverse stock split of our outstanding shares of common stock.  Holders of our common stock are being asked to approve the proposal that Article Four of our Certificate of Incorporation be amended to effect a reverse stock split of our common stock at a ratio of not less than 1-for-2 and not more than 1-for-1500, with the Board of Directors having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio to be determined in the discretion of our Board of Directors.  Pursuant to the law of the State of Delaware, our state of incorporation, the Board of Directors must adopt the amendments to our Certificate of Incorporation and submit the amendments to stockholders for their approval. The form of the proposed amendment to our Certificate of Incorporation to effect the reverse stock split is attached as Appendix A to this proxy statement.
By approving this proposal, which revises the reverse split ratio approved by our stockholders on November 13, 2019 of not less than 1-for-2 and not more than 1-for-100, stockholders will (i) approve a series of amendments to our Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including two (2) and fifteen hundred (1500) would be combined into one share of our common stock and (ii) authorize our Board of Directors to file only one such amendment, as determined by our Board of Directors in the manner described herein, and to abandon each amendment not selected by our Board of Directors.  Our Board of Directors believes that stockholder approval of amendments granting our Board of Directors this discretion, rather than approval of a specified ratio, provides our Board of Directors with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders.  The Board of Directors may effect only one reverse stock split as a result of this authorization.  The Board of Directors may also elect not to effect any reverse stock split. In determining whether to implement the reverse stock split following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:
•	the historical trading price and trading volume of our common stock;

•	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

•	our ability to have our shares of common stock listed on a stock exchange such as The Nasdaq Stock Market;

•	the anticipated impact of the reverse stock split on our ability to raise additional financing (see “Reasons for the Reverse Stock Split” below);

•	which alternative split ratio would result in the greatest overall reduction in our administrative costs; and

•	prevailing general market and economic conditions.
Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders.  The reverse stock split, if authorized pursuant to this resolution and if deemed by the Board of Directors to be in the best interests of the Company and its stockholders, will be effected, if at all, at a time that is not later than one year from the date of the Special Meeting of Stockholders.
If our Board of Directors determines that effecting the reverse stock split is in our best interest, the reverse stock split will become effective upon filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.  The amendment filed thereby will set forth the number of shares to be combined into one share of our common stock within the limits set forth in this proposal.  Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder holds immediately prior to the reverse stock split.
Reasons for the Reverse Stock Split

Our Board of Directors believes that a reverse stock split is desirable for two reasons.  First, the Board of Directors believes that a reverse stock split could improve the marketability and liquidity of our common stock.  Second, the Board of Directors believes that a reverse stock split may facilitate the listing of our common stock on a stock exchange such as The Nasdaq Stock Market and allow for our common stock to remain eligible for trading on the OTCQB market.
Marketability
Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a reverse stock split could improve the marketability and liquidity of our stock and could encourage interest and trading in our stock.  Theoretically, the number of shares outstanding and the per share price should not, by themselves, affect the marketability of our common stock, the type of investor who acquires them, or our reputation in the financial community. However, in practice, we believe this is not necessarily the case, as we believe that many investors view low-priced stocks (which we believe constitute stocks that trade and/or quote, as applicable, at or below $5.00 per share) as speculative and generally avoid the purchase of such securities.  Our Board of Directors believes that there is a reluctance of many brokerage firms to recommend low-priced stocks to their retail clients (whether due to internal restrictions and/or limitations or otherwise).  Further, we believe that certain brokerage house policies and practices tend to discourage individual brokers who administer brokerage accounts within those firms from encouraging their clients to transact trades in low-priced stocks. In addition, institutional investors, pursuant to internal policies, often are restricted and/or limited from investing in companies whose stocks trade at less than $5.00 per share.  Stockbrokers are also subject to certain restrictions on their ability to recommend stocks to their retail clients trading at less than $5.00 per share because of what we believe to be a general presumption in the industry that such securities are highly speculative.  In addition, the structure of trading commissions tends to have an adverse impact upon purchasers of low-priced stocks because the brokerage commission on a sale of such securities generally represents a higher percentage of the purchase/sales price than the commission on a relatively higher-priced issue.

The reverse stock split is intended, in part, to result in a price level for our common stock that will increase investor interest and possibly eliminate, or at the least reduce, the resistance of brokerage firms. On December 12, 2019, the closing bid price for our common stock, as reported by the OTCQB market, was $0.02 per share.  No assurances can be given that the market price for our common stock will increase in the same proportion as the reverse stock split or, if increased, that such price will be maintained.  In addition, no assurances can be given that the reverse stock split will increase the price of our common stock to a level in excess of the $5.00 threshold discussed above or otherwise to a level that is attractive to brokerage houses and retail and institutional investors.

Stock Exchange and OTCQB Requirements

Our common stock is currently traded on the OTCQB Market.  Such trading market is considered to be less efficient than that provided by a stock exchange such as The Nasdaq Stock Market.  We have applied to have our common stock listed on The Nasdaq Stock Market.  In order for us to list our common stock on The Nasdaq Stock Market, we must fulfill certain listing requirements. Set forth below are certain minimum quantitative listing requirements that we must meet, together with a comparison of how we currently stand with regard to the requirements.

Category	Nasdaq Requirement	BioRestorative Therapies, Inc.

Stockholders’ equity (deficiency)	$5,000,000 (3)	($12,428,533) (as of September 30, 2019)

Minimum bid price	$4 (4)	$0.02 (as of December 12, 2019)

Unrestricted publicly-held shares (1)	1,000,000	23,816,673 (as of December 12, 2019)

Market value of unrestricted publicly-held shares (1)	$15,000,000 (3)	476,333 (as of December 12, 2019)

Unrestricted round lot stockholders (2)	300	approximately [__] (as of December 12, 2019)
_______________

(1)
“Unrestricted publicly-held shares” is defined as total shares outstanding less (a) any shares held by officers, directors and beneficial owners of 10% or more of our outstanding shares and (b) any shares subject to resale restrictions for any reason.

(2)
Unrestricted round lot stockholders are record or beneficial holders of 100 unrestricted publicly-held shares or more.  At least one-half of the minimum number of such round lot holders must each hold unrestricted shares with a minimum value of $2,500.

(3)
Nasdaq’s listing rules provide for an alternative $4,000,000 stockholders’ equity requirement, but that threshold must be met in combination with a requirement that either (a) the market value of our outstanding common stock be at least $50,000,000 (the “Market Value Standard”) or (b) we have net income from continuing operations of $750,000 in the latest fiscal year or two of the last three fiscal years and at least a $5,000,000 market value of publicly held shares.

(4)
Nasdaq’s listing rules provide for an alternative $3 minimum closing price requirement, but that threshold must be met in combination with a requirement that we have (a) average annual revenues of $6,000,000 for three years or (b) net tangible assets of $5,000,000 or (c) net tangible assets of $2,000,000 and a three year operating history (the “Alternative Price Requirements”).  Nasdaq’s listing requirements also provide for an alternative $2 minimum closing price requirement, but that threshold must be met in combination with the Market Value Standard and the Alternative Price Requirements.

The Nasdaq Stock Market also requires that an applicant have at least three market makers and comply with certain corporate governance requirements, including having at least three Audit Committee members (each of whom must be independent), at least two Compensation Committee members (each of whom must be independent) and a Board of Directors with a majority of independent members.  In addition, director nominees must be selected, or recommended to the Board of Directors for selection, either by independent directors constituting a majority of the Board of Directors in a vote in which only independent directors participate or by a Nominating Committee comprised solely of independent directors.  Currently, we satisfy the Audit Committee, Compensation Committee, Nominating Committee and Board of Directors composition and independence requirements.
No assurance can be given that, even if we satisfy the above listing requirements, our application to have our common stock listed on The Nasdaq Stock Market will be approved, or that, if our common stock is listed on The Nasdaq Stock Market, we will be able to satisfy the maintenance requirements for continued listing.

In addition, in order for our common stock to remain eligible for trading on the OTCQB market, the closing bid price for our common stock must be at least equal to $0.01 per share on at least one of 30 consecutive calendar days.  In the event our closing bid price is less than $0.01 per share for 30 consecutive days, we would be granted a grace period of 90 days to regain compliance.  During such 90 day period, our common stock would need to have a closing bid price of at least $0.01 per share for ten consecutive trading days to regain compliance.

Effects of the Reverse Stock Split

If the reverse stock split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board of Directors.  We have registered our common stock as a class under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act.  Our shares of common stock currently trade on the OTCQB market under the symbol “BRTX”. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the OTCQB market. Following the reverse stock split, our common stock will continue to be listed on the OTCQB market under the symbol “BRTX,” although it will be considered a new listing with a new CUSIP number.  See, however, “Stock Exchange and OTCQB Requirements” above with regard to the pending application to list our common stock on the Nasdaq Stock Market.

Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than with regard to fractional shares as described below).  For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock immediately following the reverse stock split.  Moreover, the number of stockholders of record will not be affected by the reverse stock split.  After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions as, and will be identical in all other respects to, our common stock now authorized.
Risks Associated with the Reverse Stock Split
There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:
•	the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; or

•
the market price per share will either exceed or remain in excess of the minimum bid price required by The Nasdaq Stock Market, or that we will otherwise meet the requirements of The Nasdaq Stock Market.

Board Discretion to Implement or Abandon Reverse Stock Split

The reverse stock split will be effected, if at all, only upon a determination by our Board of Directors that the reverse stock split (with a ratio determined by our Board of Directors as described above) is in our best interest. Such determination shall be based upon certain factors, including, but not limited to, our ability to meet stock exchange listing requirements and eligibility criteria for continued trading on the OTCQB market, existing and expected marketability and liquidity of our common stock and the expense of effecting the reverse stock split. Notwithstanding approval of the reverse stock split by our stockholders, our Board of Directors may, in its sole discretion, abandon the proposal and determine, prior to the effectiveness of any filing with the Secretary of State of the State of Delaware, not to effect the reverse stock split.  If our Board of Directors fails to implement the reverse stock split on or prior to the one year anniversary of this meeting, stockholder approval again would be required prior to implementing any reverse stock split.

Reduction in Authorized Common Stock

In the event the Reverse Stock Split Proposal is approved, then, subject to stockholder approval of Proposal 4: “Amendment to Certificate of Incorporation to Reduce Number of Authorized Shares of Common Stock”, we may reduce the number of authorized shares of common stock, as discussed in Proposal 4.

Potential Anti-Takeover Effects of a Reverse Stock Split

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. As discussed in Proposal 4: “Amendment to Certificate of Incorporation to Reduce Number of Authorized Shares of Common Stock”, the reverse stock split, if effected, may result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the outstanding shares of our common stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors.  A relative increase in the number of authorized shares of common stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that our Board of Directors has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The reverse stock split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the reverse stock split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.  However, the Board of Directors is not aware of any attempt to take control of our Company and the Board of Directors has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device.
Effective Date
If implemented by our Board of Directors, the reverse stock split would become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.  On the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio determined by the Board of Directors within the limits set forth in this proposal.

Fractional Shares
No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive a whole share of common stock.
Effect on Outstanding Stock Options and Warrants
All outstanding options and warrants to purchase shares of our common stock, including any held by our officers and directors, would be adjusted as a result of the reverse stock split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share would be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split.
Our 2010 Equity Participation Plan (the “Plan”) is designed primarily to provide stock-based incentives to employees and non-employee directors.  There are currently 20,000,000 shares of common stock authorized to be issued pursuant to the Plan, of which 45,000 shares have been issued and 4,041,625 shares are issuable upon the exercise of outstanding options.  If the reverse stock split is approved by our stockholders and our Board of Directors decides to implement the reverse stock split, as of the effective date, the number of shares issuable pursuant to the Plan will be proportionately adjusted downward using the reverse stock split ratio selected by our Board of Directors.  See, however, Proposal 2: “Amendment to the Company’s 2010 Equity Participation Plan.”
Other Effect
If approved and implemented, the reverse stock split will result in some stockholders owning “odd-lots” of fewer than 100 shares of common stock.  Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in “round-lots” of even multiples of 100 shares.
Exchange of Stock Certificates
As soon as practicable after the effective date, stockholders will be notified that the reverse stock split has been effected.  Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  Holders of pre-reverse stock split shares (“Old Shares”) may be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for certificates representing post-reverse stock split shares (“New Shares”).  No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with any other documentation required by the exchange agent.  Stockholders should not destroy any stock certificate representing Old Shares.

No Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Certificate of Incorporation to effect the reverse stock split.
Tax Consequences
The proposed reverse stock split is being presented for approval based upon the expectation that, among other things, no gain or loss will be recognized by the holders of our common stock or by us.
Each stockholder will have a basis in the New Shares equal to the basis of the Old Shares.  For purposes of determining whether gain or loss on a subsequent disposition is long-term or short-term, the holding period of the New Shares will include the period during which the corresponding Old Shares were held, provided such corresponding Old Shares were held as a capital asset on the date of filing of the amendment to our Certificate of Incorporation.
No ruling has been requested from the Internal Revenue Service with respect to the foregoing tax matters.  Stockholders should consult their own tax advisors as to the effect of the reverse stock split under applicable tax laws.
Vote Required

The approval and adoption of the proposal to authorize our Board of Directors to effect a reverse stock split requires the affirmative vote of stockholders who hold a majority of the outstanding shares of common stock entitled to vote.
Recommendation
The Board of Directors recommends that stockholders vote FOR the approval of the proposal to authorize the Board of Directors to effect the reverse stock split, as described above.

PROPOSAL 4: AMENDMENT TO CERTIFICATE OF INCORPORATION TO
REDUCE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

In the event the Board, pursuant to stockholder authority, determines to effect a reverse stock split, as discussed in Proposal 3: “Amendment to Certificate of Incorporation to Effect a Reverse Stock Split” above, the number of shares of common stock that will be outstanding will be proportionately reduced based on the reverse stock split ratio selected.  The number of shares of common stock that were issued and outstanding as of December 13, 2019 was 41,711,905.  The number of shares of common stock that we are authorized to issue is 300,000,000 (subject to adjustment to 2,000,000,000 as provided for in Proposal 1: “Amendment to Certificate of Incorporation to Increase Number of Authorized Shares of Common Stock”).

The proposal being submitted to the stockholders provides that, in the event a reverse stock split is effected, our Board will have the discretion to reduce the number of our authorized shares of common stock to a number which results in a ratio of authorized shares of common stock to issued and outstanding shares of common stock that most closely approximates the ratio of our authorized common stock to issued and outstanding common stock immediately prior to the reverse stock split. Accordingly, assuming that our Board determines to implement a 1-for-1000 reverse stock split (which, based on the number of issued and outstanding shares of common stock as of December 13, 2019, would reduce the number of issued and outstanding shares to approximately 41,712), our Board would have the authority to reduce our authorized common stock in the same proportion. Assuming the stockholders approve Proposal 1, our Board would have the authority to reduce the number of shares of common stock that we are authorized to issue from 2,000,000,000 to 2,000,000.  However, our Board will have the sole discretion to determine whether or not to implement such a reduction in authorized shares of common stock in connection with the reverse stock split. Alternatively, our Board will have the sole discretion to implement a reduction in authorized shares of common stock to a lesser degree such that, following the reverse stock split, the ratio of authorized shares of common stock to issued and outstanding shares of common stock would be higher than that in effect prior to the reverse stock split. Therefore, in the event that our Board determines to implement a reverse stock split but not to implement a proportionate reduction in authorized shares of common stock, we would, in effect, have authority to issue a greater number of shares of common stock than prior to the reverse stock split. There are no written or oral plans, arrangements or understandings with respect to the issuance of any such additional shares of common stock except as discussed under Proposal 1: “Amendment to Certificate of Incorporation to Increase Number of Authorized Shares of Common Stock.”

Vote Required

The approval of the amendment to our Certificate of Incorporation to reduce the number of authorized shares of common stock requires the affirmative vote of stockholders who hold a majority of the outstanding shares of common stock entitled to vote.

Recommendation

The Board of Directors recommends a vote FOR the approval of the proposal to authorize our Board of Directors, in connection with a reverse stock split and in its discretion, to reduce the number of shares of common stock authorized to be issued.

PROPOSAL 5:  ADJOURNMENT TO SOLICIT ADDITIONAL PROXIES
Stockholders are being asked to grant authority to proxy holders to vote in favor of one or more adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing proposals.  If this proposal is approved, the meeting could be successively adjourned to any date. In accordance with our bylaws, a vote on adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt either or both of the foregoing proposals may be taken in the absence of a quorum. We do not intend to call a vote on adjournments of the meeting to solicit additional proxies if the adoption of each of the foregoing proposals is approved at the meeting.  If the meeting is adjourned to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

Vote Required
The approval of authority to adjourn the meeting requires the affirmative vote of stockholders who hold a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote.
Recommendation
The Board of Directors recommends that stockholders vote FOR adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing proposals.

Mark Weinreb
Chief Executive Officer
Melville, New York
December 24, 2019

APPENDIX A

FORM OF
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF BIORESTORATIVE THERAPIES, INC.
It is hereby certified that:
1. The name of the corporation (hereinafter called the “Corporation”) is BioRestorative Therapies, Inc.  The date of the filing of its Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware was December 22, 2014 under the name “BioRestorative Therapies, Inc.”, with an effective date of January 1, 2015.
2. The Certificate of Incorporation is hereby amended to change the capitalization of the Corporation by:
(i) Deleting the first sentence of Article FOURTH in its entirety and replacing it with the following sentence: “The total number of shares of all classes of stock which the Corporation shall have authority to issue is two billion twenty million (2,020,000,000), consisting of two billion (2,000,000,000) shares of Common Stock, par value $.001 per share (the “Common Stock”), and twenty million (20,000,000) shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).”
(ii) Adding the following to the end of Article FOURTH:
“Upon the effectiveness of the Certificate of Amendment to the Certificate of Incorporation to effect a plan of recapitalization of the Common Stock by effecting a 1-for-[   ] reverse stock split with respect to the issued and outstanding shares of the Common Stock (the “Reverse Stock Split”), without any change in the powers, preferences and rights or qualifications, limitations or restrictions thereof, such that, without further action of any kind on the part of the Corporation or its stockholders, every [*] [(     )]shares of Common Stock outstanding or held by the Corporation in its treasury on the date of the filing of the Certificate of Amendment (the “Effective Date”) shall be changed and reclassified into one (1) share of Common Stock, par value $0.001 per share, which shares shall be fully paid and nonassessable shares of Common Stock. There shall be no fractional shares issued.  A holder of record of Common Stock on the Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a whole share of Common Stock.”
3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, this      day of         , 2020.
BioRestorative Therapies, Inc.

By:
Mark Weinreb
Chief Executive Officer

*
By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including [   ] [(            )] and [   ] [(            )]into one (1) share.  The certificate of amendment filed with the Secretary of State of the State of Delaware, if any, will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different reverse stock split ratio.  By approving this amendment, stockholders will also authorize the Board of Directors in its discretion to reduce the number of authorized shares of common stock in connection with the reverse stock split.

**BioRestorative Therapies, Inc.**
**40 Marcus Drive**
**Melville, New York 11747**

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KEEP THIS PORTION FOR YOUR RECORDS

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**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

## BIORESTORATIVE THERAPIES, INC.

| **The Board of Directors recommends you vote FOR the following proposal:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of common stock authorized to be issued by the Company from 300,000,000 to 2,000,000,000. | ☐ | ☐ | ☐ |

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.**

| Signature [Please Sign Within Box] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

7011535.1

**SPECIAL MEETING OF STOCKHOLDERS OF**

**BIORESTORATIVE THERAPIES, INC.**

**January 8, 2020**

**Please date, sign and mail your proxy card in the envelope provided as soon as possible.**

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:**
The Proxy Statement (and annexes thereto) are available at www.proxyvote.com.

**Please detach along perforated line and mail in the envelope provided.**

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BIORESTORATIVE THERAPIES, INC.

**This Proxy is Solicited on Behalf of the Board of Directors**

The undersigned hereby appoints Mark Weinreb as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all the shares of common stock of BioRestorative Therapies, Inc. held of record by the undersigned at the close of business on December 13, 2019 at the Special Meeting of Stockholders to be held on January 8, 2020.

**IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXY TO VOTE IN THE SAME MANNER AS YOU VOTED YOUR PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON JANUARY 7, 2020.**

**(Continued and to be signed on the reverse side)**

7011535.1